Exhibit 99.2
News Release
Blackboard Inc. Reports Second Quarter Revenue of $107.7 Million
— Blackboard Completes Acquisitions of Elluminate, Inc. and Wimba, Inc. —
— Blackboard Announces $175 Million Credit Facility —
Washington, DC — August 9, 2010 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the second quarter ended June 30, 2010 and updated guidance for the third quarter and the full year of 2010.
Total revenue for the quarter ended June 30, 2010 was $107.7 million, an increase of 17 percent over the second quarter of 2009. Product revenues for the quarter were $97.5 million, an increase of 17 percent over the second quarter of 2009, while professional services revenues for the quarter were $10.3 million, an increase of 17 percent over the second quarter of 2009.
GAAP net income was $4.4 million, resulting in net income per basic and diluted share of $0.13 per share for the second quarter of 2010 compared to a net loss of $4.1 million or a net loss per basic and diluted share of ($0.13) per share for the second quarter of 2009. Non-GAAP adjusted net income for the second quarter of 2010, which excludes the amortization of acquisition-related intangible assets, stock-based compensation, and non-cash interest expense, all net of taxes, was $14.0 million, resulting in non-GAAP adjusted net income per diluted share of $0.40 compared to non-GAAP adjusted net income of $8.7 million or $0.27 per diluted share for the second quarter of 2009.
“I am pleased that once again we have delivered strong financial results including solid revenue and earnings growth,” said Michael Chasen, chief executive officer and president of Blackboard. “With our range of products and services, including new technologies from the acquisitions of Elluminate and Wimba, we are well positioned to continue to meet the expanding needs of the global education market.”
Highlights from the Second Quarter of 2010
•	A few of Blackboard’s new and expanded client relationships in the quarter included:
•	U.S. Higher Education: Anne Arundel Community College, Cecil Community College, Drake University, Duquesne University, Fairfield University, Florida Atlantic University, George Mason University, Greenville Technical College, Hawaii Pacific University, Liberty

University, Lorain County Community College, Loyola University Chicago, Northwestern University, Ohio Board of Regents, University of Kentucky, University of North Texas, University of Pittsburgh, Xavier University and others.

•	International: BPP Group, Cardiff University, Henley College Coventry, INHOLLAND University, Insper Instituto de Ensino e Pesquisa, Linnaeus University, London South Bank University, Middlesbrough College, Middlesex University, Newcastle College, Northumberland College, Sheffield Hallam University, St. Bede’s School, UCSYD, Universidad Javeriana, University of Leicester, University of Manchester, University of Sheffield and others.

•	K-12: Cabot School District, Cobb County School District, Corona-Norco Unified School District, eTech Ohio, Fairfax County Public Schools, Florida Virtual School, Franklin-McKinley School District, Leyden School District, Orleans Parrish Schools, Ottawa Catholic School Board, Polk County Public Schools, Poudre Valley School District, Roanoke County Public Schools, Southern Westchester BOCES, Strathcona-Tweedsmuir School, Talbot County School District, Thomasville City School, Volusia County Public Schools and others.

•	Professional Education (ProEd): American Technical Publishers, American University of Antigua College of Medicine, Berkeley Educational Services, Capitol College, College America Services, Grand Canyon University, LIM College, National University, South Carolina Educational Television, St. Louis College of Heath Careers, Uniformed Services University of the Health Sciences and others.
•	Blackboard launched Blackboard Mobile™ Learn for Android™, BlackBerry®, iPad® and iPhone® OS powered devices that give millions of students instant access to their course information directly from their smartphones. This new application recreates the course experience of Blackboard Learn™, the leading online teaching and learning platform, and lets students check grades and assignments, add discussion board comments and blog posts, email instructors and classmates and much more.

•	Blackboard announced a major update for its flagship software with the launch of Blackboard Learn™, Release 9.1, which integrates a range of social learning tools and drives student engagement. The release also introduces important new features for K-12 teachers and learners, including lesson planning and standards alignment.

•	Blackboard earned one of the software industry’s top honors this quarter when its online learning platform was named Best Course Management Solution in the Software & Information Industry Association’s (SIIA) 2010 CODiE™ Awards.

•	The Ohio Board of Regents selected Blackboard to help develop the plan for establishing a new, statewide digital learning clearinghouse to help increase the number of Ohio students that attend and graduate from college and, in turn, strengthen the state’s overall workforce and economy.

Blackboard Completes Acquisitions of Elluminate, Inc. and Wimba, Inc.
Blackboard announced today that it has closed the acquisitions of Elluminate, Inc. and Wimba, Inc., two of the leading providers of synchronous learning and collaboration technology to the education markets, for a total of approximately $120 million in cash, excluding transaction costs.
These leading teams and solutions together will form Blackboard Collaborate™, the newest standalone platform in the Company’s family of education solutions. Blackboard, combined with the teams from Elluminate and Wimba, will pursue greater innovation to meet growing needs in the area of synchronous learning and collaboration, including continued support for integrations with open source applications and other commercial learning management systems (LMS).
Outlook for the Third Quarter and Full Year of 2010
Blackboard’s current financial guidance for the third quarter and full year of 2010 is inclusive of the acquisitions of Elluminate, Inc. and Wimba, Inc.
Third Quarter of 2010:
•	Revenue of $118.6 million to $122.6 million;

•	Amortization of acquired intangibles of approximately $9.8 million;

•	Stock-based compensation expense of approximately $5.1 million;

•	GAAP net income of $4.1 million to $6.5 million,

•	GAAP net income per diluted share of $0.12 to $0.19, which is based on an estimated 35.0 million diluted shares and an estimated effective tax rate of approximately 32.0 percent;

•	Non-GAAP adjusted net income of $14.0 to $16.4 million, which excludes the amortization of acquisition-related intangible assets, stock-based compensation expense, and non-cash interest expense, all net of taxes; and

•	Non-GAAP adjusted net income per diluted share of $0.40 to $0.47 based on an estimated 35.0 million diluted shares and an estimated effective tax rate of approximately 37.5 percent.
Full Year 2010:
•	Revenue of $441.4 to $449.4 million;

•	Amortization of acquired intangibles of approximately $38.4 million;

•	Stock-based compensation expense of approximately $20.6 million;

•	GAAP net income of $12.5 to $17.2 million,

•	GAAP net income per diluted share of $0.36 to $0.49, which is based on an estimated 34.9 million diluted shares and an estimated effective tax rate of approximately 29.0 percent;

•	Non-GAAP adjusted net income of $51.8 to $56.6 million, which excludes the amortization of acquisition-related intangible assets, stock-based compensation expense, and non-cash interest expense, all net of taxes;

•	Non-GAAP adjusted net income per diluted share of $1.48 to $1.62 based on an estimated 34.9 million diluted shares and an estimated effective tax rate of approximately 37.0 percent;

•	Free cash flow from operations (cash flow from operations less purchases of property and equipment) of $75.0 to $85.0 million.
Blackboard Announces $175 Million Credit Facility
Blackboard announced today it has established a $175 million credit facility with a group of lenders. The Company has not drawn on the facility. Proceeds from the facility will be used for general corporate purposes which may include share purchases, repayment of other debt and acquisitions. Additional details about the facility will be included on a Form 8-K to be filed with the Securities and Exchange Commission. The Credit Agreement provides for the following terms:
•	Revolving credit facility with $175 million in commitments from a group of nine lenders;

•	Expansion feature permitting additional revolving or term loan commitments of up to $50 million;

•	5-year facility with a maturity date of August 4, 2015.
JPMorgan Securities Inc. acted as the Sole Bookrunner and Sole Lead Arranger of the oversubscribed financing. JPMorgan Chase Bank, N.A. is acting as Administrative Agent, Citibank, NA and Credit Suisse AG acted as Co-Syndication Agents and PNC Bank, N.A. and Wells Fargo Bank, N.A. acted as Co-Documentation Agents for the bank syndication that includes: Silicon Valley Bank, SunTrust Bank, M&T Bank and Bank of America, N.A as lenders.
Conference Call
Blackboard will broadcast its second quarter conference call live over the Internet today beginning at 4:30 p.m. (Eastern). Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com.
A replay of the call will be available via telephone at approximately 7:00 p.m. (ET) on August 9, 2010. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 75542315.

BLACKBOARD INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	June 30,
	2009	2010
ASSETS
Current assets:
Cash and cash equivalents	$167,353	$137,284
Accounts receivable, net	69,098	85,003
Inventories	1,557	228
Prepaid expenses and other current assets	15,232	17,828
Deferred tax asset, current portion	2,692	66
Deferred cost of revenues	7,664	5,509

Total current assets	263,596	245,918

Deferred tax asset, noncurrent portion	18,188	17,136
Investment in common stock warrant	3,124	3,124
Restricted cash	3,923	3,863
Property and equipment, net	34,483	37,796
Other assets	1,453	967
Goodwill	328,858	355,329
Intangible assets, net	71,309	74,107

Total assets	$724,934	$738,240

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,360	$3,990
Accrued expenses	28,264	33,954
Deferred rent, current portion	1,021	480
Deferred tax liability, current portion	—	543
Deferred revenues, current portion	186,702	144,545

Total current liabilities	218,347	183,512

Notes payable, net of debt discount	156,177	159,242
Deferred rent, noncurrent portion	11,507	11,792
Deferred tax liability, noncurrent portion	1,474	1,695
Deferred revenues, noncurrent portion	5,957	4,722
Stockholders’ equity:
Common stock, $0.01 par value	331	343
Additional paid-in capital	406,751	443,148
Accumulated deficit	(75,610)	(66,214)

Total stockholders’ equity	331,472	377,277

Total liabilities and stockholders’ equity	$724,934	$738,240

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2010	2009	2010
Revenues:
Product	$83,381	$97,474	$163,507	$191,204
Professional services	8,729	10,254	15,051	17,590

Total revenues	92,110	107,728	178,558	208,794
Operating expenses:
Cost of product revenues, excludes $2,034 and $2,816 for the three months ended June 30, 2009 and 2010, respectively, and $5,672 and $5,324 for the six months ended June 30, 2009 and 2010, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	21,762	27,409	43,207	51,943
Cost of professional services revenues (1)	4,703	5,386	9,470	9,865
Research and development (1)	11,219	12,047	22,045	24,252
Sales and marketing (1)	25,771	27,930	49,713	53,245
General and administrative (1)	14,238	16,851	27,840	31,556
Patent related impairment and other costs	10,984	—	10,984	—
Amortization of intangibles resulting from acquisitions	7,861	9,359	16,446	18,337

Total operating expenses	96,538	98,982	179,705	189,198

(Loss) income from operations	(4,428)	8,746	(1,147)	19,596
Other expense, net:
Interest expense	(2,971)	(2,908)	(5,862)	(5,796)
Interest income	59	50	167	71
Other income (expense), net	1,361	(379)	802	(906)

(Loss) income before benefit (provision) for income taxes	(5,979)	5,509	(6,040)	12,965
Benefit (provision) for income taxes	1,907	(1,149)	1,930	(3,569)

Net (loss) income	$(4,072)	$4,360	$(4,110)	$9,396

Net (loss) income per common share:
Basic	$(0.13)	$0.13	$(0.13)	$0.28

Diluted	$(0.13)	$0.13	$(0.13)	$0.27

Weighted average number of common shares:
Basic	31,920,282	34,128,218	31,571,009	33,798,698

Diluted	31,920,282	34,769,318	31,571,009	34,629,788

(1) Includes the following amounts related to stock-based compensation:
Cost of product revenues	$307	$264	$576	$607
Cost of professional services revenues	169	149	259	297
Research and development	258	296	485	563
Sales and marketing	1,541	1,858	3,124	3,721
General and administrative	1,676	2,500	3,495	4,835

Reconciliation of GAAP net (loss) income before benefit (provision) for income taxes to Non-GAAP adjusted net income (2):

GAAP Net (loss) income before benefit (provision) for income taxes	$(5,979)	$5,509	$(6,040)	$12,965
Add: Non-cash patent related impairment	7,447	—	7,447	—
Add: Amortization of intangibles resulting from acquisitions	7,861	9,359	16,446	18,337
Add: Stock-based compensation	3,951	5,067	7,939	10,023
Add: Non-cash interest expense	1,563	1,537	3,118	3,065
Adjusted provision for income taxes (3)	(6,109)	(7,454)	(11,526)	(15,982)

Non-GAAP adjusted net income	$8,734	$14,018	$17,384	$28,408

Non-GAAP adjusted net income per common share — diluted	$0.27	$0.40	$0.54	$0.82

Weighted average number of diluted common shares	32,585,621	34,769,318	32,206,099	34,629,788

(2)	Non-GAAP adjusted net income and non-GAAP adjusted net income per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(3)	Adjusted provision for income taxes is applied at an effective rate of approximately 41.2% and 34.7% for the three months ended June 30, 2009 and 2010, respectively, and approximately 39.9% and 36.0% for the six months ended June 30, 2009 and 2010, respectively.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30
	2009	2010
Cash flows from operating activities
Net (loss) income	$(4,110)	$9,396
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Deferred income tax benefit	(3,964)	1,266
Excess tax benefits from stock-based compensation	(272)	(2,799)
Amortization of debt discount	3,118	3,065
Depreciation and amortization	9,188	9,537
Amortization of intangibles resulting from acquisitions	16,446	18,337
Patent related impairment charge	7,447	—
Change in allowance for doubtful accounts	(1,123)	(120)
Stock-based compensation	7,939	10,023
Gain on investment in common stock warrant	(1,136)	—
Changes in operating assets and liabilities:
Accounts receivable	8,436	(15,317)
Inventories	108	1,329
Prepaid expenses and other current assets	(4,812)	(2,512)
Deferred cost of revenues	(281)	2,156
Accounts payable	3,846	171
Accrued expenses	1,329	8,384
Deferred rent	581	(256)
Deferred revenues	(28,886)	(46,227)

Net cash provided by (used in) operating activities	13,854	(3,567)

Cash flows from investing activities
Acquisitions, net of cash acquired	(86,164)	(40,158)
Purchases of property and equipment	(12,940)	(12,791)
Purchase of available-for-sale securities	(6,586)	—
Redemptions of available-for-sale securities	6,586	—
Payments for patent enforcement costs	(414)	—

Net cash used in investing activities	(99,518)	(52,949)

Cash flows from financing activities
Release of letter of credit	80	61
Excess tax benefits from stock-based compensation	272	2,799
Proceeds from exercise of stock options	2,257	23,587

Net cash provided by financing activities	2,609	26,447

Net decrease in cash and cash equivalents	(83,055)	(30,069)
Cash and cash equivalents at beginning of period	141,746	167,353

Cash and cash equivalents at end of period	$58,691	$137,284

About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.
Blackboard
Educate. Innovate. Everywhere.™
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward looking statements include statements about our expected financial results for the third quarter of 2010 and the full year 2010 and other statements about our future financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-Q filed on August 9, 2010 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of August 9, 2010. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to August 9, 2010.
Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share, which are non-GAAP financial measures. Management believes that both measures, which exclude the amortization or impairment of intangible assets, stock-based compensation, and non-cash interest expense, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles and the associated tax impact, and in 2010 also excludes stock-based compensation expense, non-cash patent related impairment charges, non-cash interest expense and other items as determined by the Board of Directors.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated August 9, 2010, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
Contacts:
For Financial Media and Investors:
Michael J. Stanton
Senior Vice President, Investor Relations
Blackboard Inc.
+1 (202) 463-4860 ext. 2305
Staci Strauss Mortenson
Senior Vice President
ICR
+1 (203) 682-8273
For Education & General Media:
Matthew Maurer
Director, Public Relations
+1 (202) 463-4860 ext. 2637
matthew.maurer@blackboard.com
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